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             [PAUL, WEISS, RIFKIND, WHARTON & GARRISON LETTERHEAD]



                                            April 3, 1998







Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

                      Revlon Consumer Products Corporation
            Registration Statement on Form S-1 (File No. 333-47875)
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Ladies and Gentlemen:

         In connection with the above-captioned Registration Statement on Form S-1 (the "Registration Statement") filed by Revlon Consumer Products Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations under the Act (the "Securities Act Rules"), we have been requested to render our opinion as to the legality of the securities being registered by the Registration Statement. The Registration Statement





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Securities and Exchange Commission                                            2


covers (i) $250,000,000 aggregate principal amount of the Company's 8 1/8% Senior Exchange Notes due 2006 (the "Senior Exchange Notes") to be issued pursuant to the Indenture, dated as of February 1, 1998 (the "Senior Notes Indenture"), between Revlon Escrow Corp. ("Revlon Escrow") and U.S. Bank Trust National Association (formerly know as First Trust National Association ("Trustee"), as Trustee, and as contemplated by the Registration Agreement, dated February 2, 1998 (the "Registration Agreement"), by and among Revlon Escrow and the signatories thereto and (ii) $650,000,000 aggregate principal amount of the Company's 8 5/8% Senior Subordinated Exchange Notes due 2008 (the "Senior Subordinated Exchange Notes") to be issued pursuant to the Indenture, dated as of February 1, 1998 (the "Senior Subordinated Notes Indenture"), between Revlon Escrow and the Trustee, and as contemplated by the Registration Agreement. On March 4, 1998, the Company assumed the obligations of Revlon Escrow under the Senior Subordinated Notes Indenture and on April 1, 1998, the Company assumed the obligations of Revlon Escrow under the Senior Notes Indenture.

         In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the (i) Registration Statement; (ii) Senior Notes Indenture; (iii) Senior Subordinated Notes Indenture; (iv) form of the Senior Exchange Notes which is set forth as Exhibit B to the Senior Notes Indenture; and (v) form of the Senior Subordinated Exchange Notes





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which is set forth as Exhibit B to the Senior Subordinated Notes Indenture
(collectively, the "Documents").

         In addition, we have examined such corporate records and other instruments as we have deemed necessary or appropriate and such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

         In our examination of the documents listed above, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the Documents against all parties thereto (other than the Company in the case of the Senior Notes Indenture, the Senior Subordinated Notes Indenture, the Senior Exchange Notes and the Senior Subordinated Exchange Notes), the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements and other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

         In expressing the opinions set forth below, we have assumed that the Senior Exchange Notes will be in the form of Exhibit B to the Senior Notes Indenture, the Senior Subordinated Exchange Notes will be in the form of Exhibit B to the Senior Subordinated Notes Indenture and any information omitted from such form and indicated as such by a blank space has been properly added. In addition, we have relied upon the factual matters contained in the representations and warranties of the





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Company made in any of the Documents and upon certificates of public officials and officers of the Company.

         Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that:

         1. The Senior Exchange Notes to be issued under the Senior Notes Indenture, when issued, authenticated and delivered as provided in the Senior Notes Indenture and as contemplated by the Registration Statement, will be validly issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability of such obligations may be subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         2. The Senior Subordinated Exchange Notes to be issued pursuant to the Senior Subordinated Notes Indenture, when issued, authenticated and delivered as provided in the Senior Subordinated Notes Indenture and as contemplated by the Registration Statement, will be validly issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability of such obligations may be subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting





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creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         The opinions in this letter are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under such laws, which are currently in effect.

         We hereby consent to the use of our name in the Registration Statement and in the related Prospectus as the same appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Securities Act or the Securities Act Rules.

                                                Very truly yours,

                                    /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON